SUN MICROSYSTEMS COMPUTER COMPANY
2550 Garcia Avenue, MSUPAL
Mountain View, CA 91013-1100
415 960-1300
415 936-0112 fax

[SUN LOGO]

November 25, 1996

Scott Baxter
Icon CMT Corporation
420 Lexington Avenue 10th Floor
New York, NY  10170

RE:      Sun Microsystems Computer Company ("SMCC")
         U.S. Value Added Reseller Agreement ("Agreement") #IV-0092TP Renewal Notification and Expiration date modification

This letter is to notify you that SMCC is pleased to conditionally renew the above referenced Agreement with your company for an additional term. This renewal is conditioned upon your agreement that your renewal date be extended sixty days to February 28, 1997.

This extension is necessary to avoid any conflict of having the renewal process coincide with the last (and busiest) month of SMCC's fiscal quarter. This sixty day extension means the term of your Agreement will extend through February 28, 1998.

Therefore, if you wish to change your Master Reseller purchasing affiliation, your opportunity to do so will be during the month of February, 1997.

It is extremely important that you sign where indicated below and return this letter as soon as possible, but certainly no later than February 28, 1997. Should you fail to do so, your Agreement will automatically expire without further notice from SMCC on March 1, 1997.

Should you have any questions, please feel free to contact your Sun Sales Representative.

Sincerely,

/s/Mark Nishihara
-------------------------------
Mark Nishihara
Contract Support Representative
SMCC Contracts Management

                                  We hereby agree to the Expiration
                                  date being modified in out Agreement.

                                  Authorized Signatory: [signature illegible]
                                                        ---------------------
                                  Date: 12/31/96
                                        -------------------------------------

ATTN:  SMCC CONTRACTS DEPT.
901 San Antonio Road M/S UPALO1-455
Palo Alto, Ca. 94303

cc:      PAUL WELCH, SMCC Sales Representative
         Access Graphics Technology, Inc.

                          Integration Consortium, Inc.
                              420 Lexington Avenue
                            New York, New York 10170

                                                              December 4, 1995

Mr. Jim Lee
Contracts Department
Sun Microsystems Computer Corporation
2550 Garcia Avenue
Mountain View, California  94043

                  Re:      Integration Consortium, Inc.

Dear Mr. Lee:

                  Reference is made to the U.S. Indirect Value Added Reseller Agreement, dated as of November 2, 1992 (the "Agreement"), between Integration Consortium, Inc. (the "Company") and Sun Microsystems Computer Corporation ("Sun").

                  Please be advised that the Company intends to merge with and into its parent corporation, ICon CMT Corp. ("ICon"), a Delaware corporation (the "Merger"), and that, pursuant to Section 17C of the Agreement, Sun's prior written consent is required to the assignment of the Agreement from the Company to ICon which will result from the Merger. Accordingly, kindly confirm Sun's consent to such assignment by countersigning this letter in the space provided below and returning it to me as soon as possible. There is no change in the ownership of the company.

                                      Very truly yours,

                                      INTEGRATION CONSORTIUM, INC.

                                      By: /s/Ari Horowitz
                                         ---------------------------------------
                                           Ari Horowitz, Chief Financial Officer

Consented and Agreed to:

SUN MICROSYSTEMS COMPUTER CORPORATION

By: /s/Janet Roth
   -----------------------------------
      Name:
      Title: Manager, NAFO Contracts

SUN MICROSYSTEMS COMPUTER COMPANY
2550 Garcia Avenue
Mountain View, CA 90015-1100

[SUN LOGO]

October 23, 1995

Mr. Scott Baxter
ICON International Inc.
420 Lexington Avenue
New York, NY 10170

Dear Mr. Baxter:

This letter will serve as a response to your request for an exception to the obligations set forth in Section 2 of the Indirect Value Added Reseller Agreement ("IVAR") No. IV-0092TP between Sun Microsystems Computer Company ("SUN") and Integration Consortium Inc. ("ICON"), that all Netra Products be sold direct to the end user. ICON is hereby granted authority to sell the current Netra product line to those Netra Resellers currently authorized by Access Graphics, provided that:

                  1) Sun preapprove each reseller in writing prior to the commencement of any sale of such product;

                  2) the Netra Products are sold with ICON's added value, as identified Exhibit C of the IVAR Agreement;

                  3) that the resellers to whom ICON sells such identified product can not unbundle the product and it must be subsequently sold direct to the end user.

All sales made by ICON must be identified through an ICON sales-out report, identifying the ICON reseller and end user, per agreed upon guidelines for report submission.

This letter further acknowledges that it is Sun's intent to authorize ICON to become part of Suns' Preferred Internet Provider Program ("PIPP") program, once that program has been implemented by Sun, and to receive all benefits that such a program will provide. Additionally once this program has been implemented, Sun will consider a pilot marketing fund credit, similar to the PIPP Reseller Development fund ("RDF") for ICON sales of SPARC 1000 and SPARC 2000 based systems when all of the following conditions are met:

                  1) systems are sold through the ICON channel for the Internet application;

                  2) systems sales are reported on the ICON channel Productivity Status Report ("PSR");

                  3) the systems sold include the ICON Internet value-add.

This credit will be made available to ICON for a maximum period of twelve (12) months OR until there is a Netra based SPARC 1000/2000 product, whichever comes first. The above referenced funds are to be used for marketing by ICON and will be subject to the prior approval of Sun.

In consideration of the above authorization ICON agrees to an incremental annual sales commitment of five million dollars ($5,000,000.00).

Either party has the right to terminate this amendment upon sixty (60) days notice to the other party, without effecting any other terms and conditions of the current IVAR Agreement between Sun and ICON.

Please acknowledge your approval of the above amendment to your current IVAR Agreement with Sun, by signing and returning this letter to my attention at your earliest convenience.

Sincerely,                                           Acknowledged and Agreed:

Deborah A. Hofmeister                                /s/ Scott Baxter
Senior Corporate Contract Manager                    ---------------------------
NAFO Contract Management                             Name

                                                     President
                                                     ---------------------------
                                                     Title

                                                     10/23/95
                                                     ---------------------------
                                                     Date

cc:      Joe Doherty, Sun
         Brian O'Connor, Sun

SUN MICROSYSTEMS COMPUTER COMPANY
6 New England Executive Park
Burlington, MA 01803
617 270-7200
617 270-7210 fax

[SUN LOGO]
September 5, 1995

Mr. Scott A. Baxter
ICon International Inc.
420 Lexington Avenue
New York, NY 10170

Congratulations!

Sun Microsystems Computer Corporation, Inc. (SMCC) is pleased to acknowledge that ICon is accepted to participate in the Sun Netra "Preferred Internet Provider Program" (PIPP).

The Preferred Internet Provider Program identifies "best-of-breed" Internet Providers (IP) who have exceptional offerings in Internet access, service and support for reseller channels and end users.

PIPP participation has significant benefits: you will be recognized by Sun as part of an elite class of Internet providers and integrators. We will announce this program and introduce your services to our channels and their customers through our communications vehicles. Plus, for those IPs who are sun Netra Internet Resellers, we are offering a special Reseller Development Fund, which IPs can use according to the terms of the attached Sun Netra PIPP RDF Guidelines.

In turn, we require that the PIPP participants work with SMCC and develop and execute a marketing plan which outlines how IPs will provide Internet access, services and programs to Sun's reseller channels and customers.

PIPP participants are the preferred Internet Providers for participation in Sun training, seminars, and local and national events. These activities will bolster your ties with Sun, our channels and our customers who need Internet access and services.

By your acceptance of this letter, you agree to participate in the Sun Preferred IP Program and we are looking forward to forging an even stronger relationship with you, and expand our on-line opportunities!

                                                         ICon International Inc.

                                                         Internet Provider

Sincerely,

                                                          [Signature Illegible]
                                                          ----------------------
                                                          Name
                                                          Scott A. Baxter
                                                          ----------------------
                                                          Title
                                                          President
/s/ Ken Sauter
------------------------------                            ----------------------
Ken Sauter, Regional Director                             Date  9/26/95

                 ADDENDUM TO U.S. VALUE ADDED RESELLER AGREEMENT

The Addendum is entered into by and between Sun Microsystems, Inc. ("Sun") and Integration Consortium, Inc. who are parties to a U.S. Value Added Reseller
(VAR) Agreement, IV298 (the "Main Agreement").

The provisions of the Main Agreement are hereby modified as follows:

1. PARAGRAPH 5, VAR'S RESPONSIBILITIES.

Add the following subparagraph S:
"VAR shall not sell, lease, or otherwise deal in any product based in SPARC Architecture, unless such product (a) bears the Sun trademark or (b) is a "laptop system."

                  A product is a "laptop system" if it is (i) transportable,
                  (ii) battery operated, (iii) under 16 pounds total weight including case, and (iv) packaged without a CRT.

                  VAR is not prohibited by this Agreement from selling any product that does not contain the SPARC Architecture."

2. PARAGRAPH 15, TERM AND TERMINATION.

Delete the text of subparagraph A and substitute in its place the following:
"This Agreement shall commence on May 1, 1991 and shall remain in force until the date established according to the following schedule:

     If Effective Date Falls Between:      Then Expiration Date Is:

     (1)    January 1 - March 31           March 31 (of each following year)
     (2)    April 1 - June 30              June 30 (of each following year)
     (3)    July 1 - September 30          September 30 (of each following year)
     (4)    October 1 - December 31        December 31 (of each following year)

It shall be automatically renewed on a yearly basis thereafter, unless at least thirty (30) days prior to any year's Expiration Date, Sun or VAR tenders written notice of intention not to renew. This Agreement may be terminated by either party for any reason or for no reason, with or without cause, by giving the other party notice not less than sixty (60) days prior to the effective date of such termination."

3. PARAGRAPH 22, GENERAL.

Delete the text of subparagraph C and substitute in its place the following:

"Assignment. Except as provided herein, neither party may assign or otherwise transfer this Agreement, or any orders issued under it, without prior written consent of the other party. Sun shall have the right to sell or assign any of its rights to payments (and any related rights or interests) under this Agreement. Any such assignments shall be with respect to such rights or interests only and shall not affect Sun's obligations under this Agreement."

Sun: [signature illegible]                      VAR: [signature illegible] Name
     ---------------------------                --------------------------------
     V.P., U.S. Field Marketing            President                       Title
                                                --------------------------------
     July 26, 1991                         8/6/91                          Date
                                           -------------------------------------
                                           (Effective Date of Addendum)

                                 ADDENDUM TO THE
                      SUN MICROSYSTEMS COMPUTER CORPORATION
              U.S. INDIRECT VALUE ADDED RESELLER ("IVAR") AGREEMENT

This Addendum, effective on January 1, 1994, is entered into by and between Sun Microsystems Computer Corporation ("SMCC") and Integrated Consortium, who are parties to the indirect Value Added Reseller ("IVAR") Agreement No. IV-0092TP (the "Main Agreement").

The provisions of the Main Agreement are hereby adopted as follows:

A.       SECTION 1:  SCOPE.

         Delete the parenthetical ("identified by 'Product Tiers')" in second sentence.

B.       SECTION 2:  APPOINTMENT.

         Delete the text of Section 2 and substitute in its place the following:

         Sun appoints Reseller as a non-exclusive Indirect Value Added Reseller ("IVAR"). IVAR is authorized to purchase Product from its designated Master Reseller. Product must be:

         (i) sold, leased or rented (collectively referred to as 'sold') in conjunction with the services and/or products set out on Exhibit B (collectively referred to as 'Value Added Services');

         (ii) sold directly to End Users on a face-to-face basis; and

         (iii) installed at an End User site in the United States ('Authorized Sale").

         The sale of Products to resellers is prohibited. The sale of Products to the Federal Government is prohibited unless IVAR executes a Government System Intergrator (GSI) Addendum. IVAR's primary business must at all times be the sale and support of computer systems and related Added Value Services.

         IVAR has executed the "Representation and Warranty" attached as Exhibit E, thereby representing and warranting that it currently operates under (or will establish no later than July 1, 1994), and will maintain for the remainder of the term of this Agreement, a business model so that at least fifty percent (50%) of IVARs aggregate revenue for any six month period is generated by the sale of Value Added Services. IVAR agrees, upon reasonable notice and at its own expense, to provide to SMCC in confidence, financial reports and documentation sufficient to establish that it is in conformity with this Representation and Warranty. SMCC reserve the right, upon reasonable notice and at SMCC's expense, to audit IVAR's conformity."

C.       SECTION 3; RESELLER DEVELOPMENT FUNDS.

         Insert before the period at the end of the first sentence (after the word "resale"), the following:

                  "and Products that IVAR's Master Reseller did not purchase from SMCC"


D.       SECTION 4; BUSINESS PLAN.

         Delete the text from the beginning of the second sentence to the end of the Section and substitute in its place the following:

                  "Either party may initiate a review of IVAR's compliance with its Business Plan upon thirty (30) days' notice, provided that SMCC shall initiate no more than one review per calendar quarter. IVAR's failure to comply with its Business Plan will constitute a material breach of this Agreement."

E.       SECTION 5; IVAR'S OBLIGATIONS.

         Insert new Subsection C as follows (and redesignate the remaining Subsections accordingly):

                  "C. UPGRADES. The list price of upgrades is based upon the return to SMCC of specified parts from the system(s) being upgraded, as set out in the U.S. Price List. IVAR is responsible for assuring that the specified parts are received by SMCC within thirty (30) days after shipment of the upgrade to IVAR. If the specified parts are not timely received, Master Reseller will invoice and IVAR agrees to pay Master Reseller (net 30 days) for the non-returned parts, the difference between the list price of the purchased upgrade(s) and the list price of the upgraded system(s) if purchased new."

F.       SECTION 12; TERM AND TERMINATION.

         Insert before the period at the end of Subsection B(2) the following:

                  ", or (iv) IVAR fails to maintain the business model as set out in Section 2."

G.       EXHIBIT A:  PRODUCT TIERS/AUTHORIZED LOCATIONS/MASTER RESELLER.

         Delete all references to "Product Tiers" and related text, and substitute in its place the following:

                  "Products: IVAR may purchase for resale only Products for which it has, at the time of purchase, established the required level of training and certification. SMCC reserves the right to discontinue any Product upon sixty days notice."

H.       EXHIBIT B; ADDED VALUE.

         Delete the text of Exhibit B in its entirety and substitute in its place the following:

                  "Value 'Added Services' means:

                  "1. Services such as installation, training, consulting, integration, systems management, and software maintenance.

                  "2. Products such as proprietary/customized software and proprietary/customized hardware peripherals/add-ons;
                           but NOT widely available general purpose products that are undifferentiated by channel, such as word processing and spread sheet applications, and generic hardware peripherals, such as printers."

Except as modified herein, the provisions of the Main Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Addendum to be executed by their duly authorized representative.

SUN MICROSYSTEMS COMPUTER CORPORATION                     IVAR

By:   /s/James P. Lee                                     By:/s/Scott A. Baxter

Name:  James P. Lee                                       Name:  Scott A. Baxter

Title:  Director, NAAFO, Contract Management              Title: President

Date:   11/16/93                                          Date:  11/1/93

[SUN LOGO]
                      SUN MICROSYSTEMS COMPUTER CORPORATION
              U.S. INDIRECT VALUE ADDED RESELLER ("IVAR") AGREEMENT

This AGREEMENT is effective on February 1, 1992 ("Effective Date"), by and between Sun Microsystems Computer Corporation ("Sun"), a Delaware corporation, having a place of business at 2550 Garcia Avenue, Mountain View, California 94043 and Integration Consortium Inc., aka ICON Inc. ("Reseller") having a place of business at 919 Third Avenue, 21st Floor, New York, NY 10022.

1.       SCOPE

         This Agreement governs Reseller's authorization to purchase certain Sun products ("Products") from a designated Sun Authorized master reseller ("Master Reseller") and to resell those Products in the United States to end users other than the Federal Government ("End Users"). Products (identified by "Product Tiers"), approved buying and selling locations, and the identity of the designated Master Reseller are set out in Exhibit A. Sun may discontinue any Product upon sixty (60) days' notice.

2.       APPOINTMENT

         Sun appoints Reseller as a non-exclusive Indirect Value Added Reseller ("IVAR"). IVAR is authorized to purchase Products from its designated Master Reseller. Products must be (i) sold, leased or rented (collectively referred to as "sold") as part of a total solution consisting of Products and the added value set forth in Exhibit B, (ii) sold directly to End Users on a face-to-face basis, and (iii) installed at an End User site in the United States ("Authorized Sale"). The sale of Products to resellers and to the federal government is prohibited unless consented to in writing by Sun. IVAR's primary business must at all times be the sale and support of computer systems.

3.       RESELLER DEVELOPMENT FUNDS

         IVAR shall receive directly from Sun Reseller Development Funds ("RDF") equal to two and thirty-six hundredths percent (2.36%) of the value of its purchases of Products computed at Sun's list price, excluding Products purchased from Sun Express and Products not purchased for resale. Sun may modify this Section upon ninety (90) days' Notice.

4.       BUSINESS PLAN

         IVAR agrees to market and support Products in compliance with Business Plans developed by IVAR and approved by Sun (attached as Exhibit C). Either party may initiate a review of IVAR's selection of and/or compliance with objectives, strategies, and tactics under the Business Plan upon thirty (30) days' notice, provided that Sun shall initiate no more than one review per calendar quarter. IVAR's failure to comply with its tactics under the Business Plan shall constitute a material breach of this Agreement.

5.       IVAR REFERENCE GUIDE

         Sun's IVAR products are detailed in its VAR Reference Guide ("Guide"). IVAR represents that it has read the Guide and will comply with all applicable rules and procedures. Sun may modify the Guide from time to time upon sixty (60) days' Notice.

6.       RESELLER COMMISSION PROGRAM

         IVAR may participate in Sun's Reseller Commission Program as detailed in the Guide.

7.       EXHIBITS

         The attached Exhibits may be modified only upon the mutual consent of the parties, except that Sun may modify Exhibit D (Object Code license) at any time. The current version of each Exhibit is hereby incorporated by reference.

8.       IVAR'S OBLIGATIONS

         A. Sale and Support. IVAR shall use its best efforts to promote the sale of Products, and shall purchase and maintain the demonstration configuration identified in the Guide for each authorized Product Tier at each authorized selling location. IVAR shall provide to each End User, as detailed in the Guide and the Business Plan (i) complete pre- and post-installation support, including complete installation, training, and continuous technical service and (ii) hardware and software maintenance support. IVAR must submit and Sun must approve a detailed, location specific support plan prior to installing Products at any End User site located more than 200 miles from an authorized selling location. The sale and direct support of Products must be performed at all times by full-time employees who are Sun trained and Sun certified, including at least one full time Sun dedicated sales representative and one full time, Sun dedicated systems engineer per authorized selling location. Training and certification may be secured directly from Sun or from any Sun Authorized training provider. Sun's support options are set out in the Guide.

         B. Spare Parts. The use of spare parts purchased under the authority granted by this Agreement is strictly limited to (i) resale to an IVAR's End User for internal use or (ii) the Service of Products sold and installed by IVAR under this Agreement except that IVAR may use such parts to service all of an End User's systems if IVAR has sold and installed at least twenty-five percent (25%) of the systems for which service is being provided.

         C. IVAR Documentation Business Records and Reports. IVAR shall furnish to its End Users, at the time of delivery of Products, a sales receipt stating the date of sale, and, if applicable, the serial number of Products sold. IVAR shall, during the term of this Agreement and for five (5) years thereafter, keep and maintain complete and accurate business records with respect to its purchase and sale of all Products, including all documents relating to or exchanged between IVAR and its End Users, Master Reseller and Sun. Sun may review these records upon request.

                  IVAR shall provide monthly Productivity Status Reports ("PSRs") to Sun as detailed in the Guide. Upon the initial failure to timely submit a complete PSR, Sun will put IVAR on notice that it is in breach of its obligation. If IVAR fails to remedy this initial breach or subsequently fails to timely submit a PSR Sun may cancel RDF accruals and suspend participation in other programs. Any subsequent failure to remedy or timely submit a PSR may result in immediate termination of this Agreement.

         D. Indemnity and Insurance. IVAR agrees to indemnify and hold Sun harmless from and against all claims from IVAR's End Users or third parties arising out of any acts and/or omissions of IVAR or its employees or representatives. IVAR shall carry liability insurance to protect Sun from all such claims, pay the premiums therefor, and deliver to Sun, upon request, proof of such insurance (which shall require thirty (30) days' written notice to Sun in event of modification or termination).

         E. Fair Representation. IVAR shall display, demonstrate, and represent Products fairly and shall make no representations concerning Sun or its Products which are false, misleading, or inconsistent with those representations set forth in promotional materials, literature and manuals published and supplied by Sun. IVAR shall comply with all applicable laws and regulations in performing under this Agreement.

         F. "Sun SPARC Out". IVAR shall not sell, lease, or otherwise deal in any product based on SPARC Architecture, unless such product (i) is a Sun Product or (ii) is a "laptop system". A product is a "laptop" system if it is (i) transportable, (ii) battery operated, (iii) under sixteen (16) pounds total weight including case, and (iv) packaged without a CRT. IVAR is not prohibited by this Agreement from selling any product that does not contain the SPARC Architecture.

         G. IVAR shall purchase all Sun Products for resale from its designated Master Reseller unless an exception is granted by Sun in writing. Purchase terms and conditions as may be agreed upon between IVAR and designated Master Reseller shall govern the purchase of Products. All Product warranties or claims against such warranties shall be between IVAR and its designated Master Reseller. Sun will permit IVAR to change the identity of its designated Master Reseller only once per year, by Notice (which shall include the effective date of the transaction), during the thirty (30) days' period prior to each year's Expiration Date.

         H. Limited Warranty. IVAR must provide a warranty to its End Users at least equivalent to the warranty provided by Master Reseller. IVAR agrees to indemnify Sun for any liability or damages caused by IVAR's provision or any other warranty.

         I. Failure to comply with any of the foregoing obligations will constitute a material breach of this Agreement.

9.       HIGH RISK ACTIVITIES

         A. PRODUCTS ARE NOT FAULT-TOLERANT AND ARE NOT DESIGNED, MANUFACTURED OR INTENDED FOR USE OR RESALE AS ON-LINE CONTROL EQUIPMENT IN HAZARDOUS ENVIRONMENTS REQUIRING FAILSAFE CONTROLS, SUCH AS IN THE OPERATION OF NUCLEAR FACILITIES, AIRCRAFT NAVIGATION OR COMMUNICATION SYSTEMS. AIR TRAFFIC CONTROL LIFE SUPPORT OR WEAPONS SYSTEMS ("HIGH RISK ACTIVITIES"). SUN SPECIFICALLY DISCLAIMS ANY EXPRESS OR IMPLIED WARRANT OF FITNESS FOR SUCH HIGH RISK ACTIVITIES.

         B. IVAR represents and warrants that it will not use, or knowingly distribute or resell, Products for such High Risk Activities and that it will ensure that its customers and End Users of Products are provided with the notice in A. above.

10.      TRADEMARKS

         "Sun Trademarks" shall mean all names, logos, designs, and other designations or brands used by Sun in connection with Products, including Sun, Sun Microsystems and the Sun logo and the Sun system enclosure design elements. IVAR is granted the right or license to use, any Sun Trademarks, except that IVAR has the right to use the Sun Value Added Reseller logo and to refer to Sun products and technologies by their associated Sun Trademarks in IVAR's advertising or marketing materials, in the form set out in the Guide. Sun shall have the right to approve all such materials, and IVAR agrees, on request, to modify any materials which do not comply with these provisions. IVAR may not re-logo or co-logo Products, or otherwise modify, conceal or remove any Trademark or other proprietary rights notice without Sun's written consent.

11.      SOFTWARE

         A. License. IVAR is granted a non-exclusive nontransferable limited license to distribute and sublicense Products consisting of software in machine readable form ("Software") to run on Sun CPUs sold to End Users in accordance with the terms of this Agreement. IVAR shall require each of its End Users to execute a sublicense containing, at a minimum, the provisions set forth on Exhibit D and shall provide copies to Sun on request. IVAR shall keep records specifying the End User, its location, the serial numbers of the CPU(s) on which the Software was licensed, and the license capacity (single user or multi-user). The records may be audited once per year by Sun.

         B. Internal Use. The provisions of Exhibit D (Object Code license) shall govern IVAR's internal use of Software, including use for demonstration, development or training purposes.

         C. Restrictions. Title to all copies of Software is retained by Sun or its Licensor. IVAR agrees not to decompile, disassemble, or otherwise reverse engineer Software.

12.      TERM AND TERMINATION

         A. Term. This Agreement shall commence on the Effective Date and shall remain in full force until the date established according to the following schedule:

                  EFFECTIVE DATE:                      EXPIRATION DATE
                                                       (of each following year):
                  January 1 - March 31                 March 31
                  April 1 - June 30                    June 30
                  July 1 - September 30                September 30
                  October 1 - December 31              December 31

         It shall be automatically renewed on an annual basis thereafter, unless at least thirty (30) days prior to any years Expiration Date, Sun or IVAR tenders Notice of intention not to renew.

         B.       Termination.

                  (1) This Agreement (which, for purposes of termination by Sun, may be construed as referring to an individual authorized buying or selling locations) may be terminated by either party ((i)without cause, for any reason, on ninety (90) days' Notice to the other party; (ii) immediately, by Notice, upon material breach by the other party, if such breach cannot be remedied; (iii) by Notice, if the other party fails to cure any material remediable breach of this Agreement within thirty (30) days of receipt of Notice of such breach; or (iv) immediately by Notice upon the second commission of a previously remedied material breach.

                  (2) Sun may terminate this Agreement immediately by Notice in the event that (i) there is any material change in the management or control of IVAR, or transfer of any substantial part of IVAR's business,
                           (ii) Sun discovers that IVAR has made a material misrepresentation or omission in its Reseller Application, or (iii) IVAR makes an unauthorized sale.

         C. Effect of Termination. Upon any termination or expiration of this Agreement, IVAR shall no longer be authorized to purchase Products from Master Reseller. With the exception of those rights and obligations which by their nature should survive, all rights and licenses granted to IVAR under this Agreement shall immediately cease and terminate. Neither party shall be liable to the other for damages of any kind on account of the termination or expiration of this Agreement in accordance with its terms and conditions.

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13.      LIMITATION OF LIABILITY

         Except for express obligations to indemnity under this Agreement, and/or breach of Sections 9 (High Risk Activity, 11 (Software), or 15 (Confidentiality):

         A. Each party's liability to the other for claims related to this Agreement, whether for breach or in tort shall be limited to $10,000; and

         B. IN NO EVENT WILL EITHER PARTY BE LIABLE FOR ANY INDIRECT, PUNITIVE, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGE IN CONNECTION WITH OR RELATED TO THIS AGREEMENT (INCLUDING LOSS OF PROFITS, USE, DATA, OR OTHER ECONOMIC ADVANTAGE), HOWSOEVER ARISING, WHETHER FOR BREACH OF THIS AGREEMENT, INCLUDING BREACH OF WARRANTY OR IN TORT, EVEN IF THAT PARTY HAS BEEN PREVIOUSLY ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.

14.      DISCLAIMER OF WARRANTY

         EXCEPT AS SPECIFIED IN THIS AGREEMENT, ALL EXPRESS OR IMPLIED REPRESENTATIONS AND WARRANTIES, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR
         NON-INFRINGEMENT, ARE HEREBY EXCLUDED.

15.      CONFIDENTIALITY

         If Sun desires that information provided to IVAR under this Agreement be held in confidence, Sun agrees to identify such information as "Confidential" or "Proprietary" ("Confidential Information"). All Software is Confidential Information. IVAR will not disclose Confidential Information and will use it only for purposes specifically related to this Agreement. This Agreement shall not affect any confidential disclosure agreement between the parties.

16.      NO EXPORTATION

         IVAR agrees that it shall resell products only to End Users in the continental United States, Alaska and Hawaii unless IVAR has been accepted into Sun's Passport Program and has executed a Passport Addendum to this Agreement. Products, including technical data are subject to the U.S. Export Administration Act and its associated regulations and may be subject to export or import regulations in other countries. IVAR agrees to comply strictly with all such regulations and acknowledges that it has the responsibility to obtain licenses to export or re-export Products.

17.      GENERAL

         A. Dispute Resolution. Any action related to this Agreement will be governed by California law, excluding choice of law rules, and will be brought exclusively in the United States District Court for Northern California or the California Superior Court of Santa Clara. The parties hereby submit to the personal jurisdiction and venue of such courts.

         B. Relationship. The partes are independent contractors under this Agreement and no other relationship is intended, including a partnership, franchise, joint venture, agency, employer/employee, or master/servant relationship. Neither party shall be authorized to bind the other, or as a manner which expresses or implies a relationship other than that of independent contractor.

         C. Assignment. IVAR may not assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of Sun.

         D. Waiver or Delay. Any waiver of any provision of this Agreement, or a delay by either party in the enforcement of any right hereunder, shall neither be construed as a continuing waiver, nor create an expectation of nonenforcement of that or any other provision or right.

         E. Force Majeure. A party is not liable for non-performance of this Agreement, to the extent to which the non-performance is caused by events or conditions beyond that party's control, and the party gives prompt Notice and makes all reasonable efforts to perform.

         F. Notice. All Notices (upper case "N", under this Agreement must be in writing and delivered either in person or by a means evidenced by a delivery receipt to the address specified below. Notice will be effective upon receipt:

                  If to Sun:  Sun Microsystems Computer Corporation
                              2550 Garcia Avenue, MF MIL06-20
                              Mountain View, CA
                              Attn: Manager, Sales Contracts

                  If to IVAR: Integration Consortium, Inc. aka ICON, Inc.
                              919 Third Avenue, 21st Floor
                              New York, NY 10022

         G. Execution. This Agreement shall become effective only after it has been signed by an authorized officer of IVAR and an authorized officer of Sun.




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         H.       Entire Agreement. This Agreement, including all attachments incorporated by reference, is the parties' entire agreement relating to Products and: (i) supersedes all prior or contemporaneous oral or written communication, proposals and representations with respect to its subject matter, and (ii) prevails over any conflicting or additional terms of any quote, order, acknowledgment or similar communication between the parties during the term of this Agreement. No modification to this Agreement will be binding unless in writing and signed by a duly authorized representative of each party.

Sun and IVAR acknowledge that each has read and understood this Agreement and consents to be bound by its terms.

SUN MICROSYSTEMS COMPUTER CORPORATION             IVAR

By: /s/James Hoffman                              By:/s/Scott A. Baxter

Name:  James Hoffman                              Name:  Scott A. Baxter

Title:                                            Title:  President

Date:   11/2/92                                   Date:  10/1/92



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